EXHIBIT 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS (“BLUE SKY LAWS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (B) IF THE CORPORATION HAS BEEN FURNISHED BOTH WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS, AND WITH ASSURANCES THAT THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION WILL BE MADE ONLY IN COMPLIANCE WITH THE CONDITIONS OF ANY SUCH REGISTRATION OR EXEMPTION.

WARRANT TO PURCHASE SHARES OF COMMON STOCK
OF
PUREDEPTH, INC.

Warrant No.: «WarrantNo»	Date: ________, 2006

THIS CERTIFIES THAT, for value received, «Investor» or its successors or assigns (collectively, the “Holder”) is entitled to purchase from PureDepth, Inc. (the “Corporation”), «Warrants_Words» («Warrants») fully paid and nonassessable shares (the “Shares”) of the Corporation’s common stock (the “Common Stock”), at an exercise price of Two Dollars and Seventy-Five Cents ($2.75) per Share (the “Exercise Price”), subject to adjustment as herein provided. This Warrant may be exercised by Holder at any time from and after the date hereof until the date three years from the date hereof, at which time all of Holder’s rights hereunder shall expire.

This Warrant is subject to the following provisions, terms and conditions:

1.  Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to any fractional shares of Common Stock), by the surrender of this Warrant (properly endorsed, if required, at the Corporation’s principal office, or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the Corporation’s books at any time within the period above indicated), and upon payment to it by certified check, bank draft or cash of the purchase price for such Shares. The Corporation agrees that the Shares so purchased shall be deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment for such Shares shall have been made as aforesaid. Certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding 30 days, after the rights represented by this Warrant shall have been so exercised and, unless this Warrant has expired, a new Warrant representing the number of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time. The Corporation may require that any such new Warrant or any certificate for Shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant.

2.  Transferability. This Warrant is issued upon the following terms, to which Holder consents and agrees:

(a)  Until this Warrant is transferred on the books of the Corporation, the Corporation will treat the Holder of this Warrant, registered as such on the books of the Corporation, as the absolute owner hereof for all purposes without effect given to any notice to the contrary.

(b)  This Warrant may not be exercised, and this Warrant and the Shares underlying this Warrant shall not be transferable, except in compliance with all applicable state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders.

(c)  The Warrant may not be transferred, and the Shares issuable upon exercise of this Warrant, may not be transferred without the Holder obtaining an opinion of counsel, which opinion and counsel are satisfactory to the Corporation, stating that the proposed transaction will not result in a prohibited transaction under the Securities Act and applicable Blue Sky Laws. By accepting this Warrant, the Holder agrees to act in accordance with any conditions imposed on such transfer by any such opinion of counsel.

(d)  Neither the issuance of this Warrant nor the issuance of the Shares issuable upon exercise of this Warrant have been registered under the Securities Act.

3.  Certain Covenants of the Corporation. The Corporation covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Shares so purchased, will be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue hereof, except those that may be created by or imposed upon the Holder or its property. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and available, free of preemptive or other rights, for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the full exercise of the rights represented by this Warrant.

4.  Adjustment of Exercise Price and Number of Shares. The Exercise Price and number of Shares are subject to the following adjustments:

(a)  Stock Dividend, Stock Split or Stock Combination. If (i) any dividends on any class of the Corporation’s capital stock payable in Common Stock or securities convertible into or exercisable for Common Stock (collectively, “Common Stock Equivalents”) shall be paid by the Corporation, (ii) the Corporation shall divide its then-outstanding shares of Common Stock into a greater number of shares, or (iii) the Corporation shall combine its outstanding shares of Common Stock, by reclassification or otherwise, then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) equal to the quotient of (x) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the Exercise Price in effect immediately prior to such event, divided by (y) the total number of shares of Common Stock outstanding immediately after such event. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than $.05 per Share; but any such adjustment not required then to be made shall be carried forward and shall be made at the time and together with the any subsequent adjustment(s) which, together with any adjustment(s) so carried forward, shall amount to not less than $.05 per Share.

(b)  Anti-Dilution Adjustment. In the event the Corporation shall issue warrants to purchase Common Stock to any party at less than the Exercise Price (as adjusted in this Section 4), the Exercise Price with respect to any shares issuable upon exercise of this Warrant shall be reduced to the exercise price of the warrants issued to such party; provided, however, that the six-month warrants issued to investors in the Offering (as defined in that certain Subscription Agreement between the Company and Holder dated of even date herewith) shall not trigger the rights set forth in this Section 4(b); provided further, that this Section 4(b) shall not apply with respect to any warrants issued for other than cash consideration to the Corporation, including, without limitation, warrants issued (i) to employees, consultants or directors pursuant to plans or arrangements approved by the Corporation’s board of directors; (ii) for services or property provided to the Corporation, including technology or other non-cash assets; (iii) as a dividend or other distribution; (iv) in a strategic partnership, joint venture, merger, consolidation, acquisition or similar business combination that is approved by the Corporation’s board of directors; (v) pursuant to credit, lease or other commercial financing arrangements with parties not affiliated with the Corporation that are approved by the Corporation’s board of directors; (vi) pursuant to any rights or agreements outstanding on the original issue date; or (vii) if the Holder agrees that such rights shall not constitute a warrant as set forth herein;

(c)  Lack of Public Trading Adjustment. In the event the Common Stock (or any securities of the Corporation or a third party received in exchange for such Common Stock pursuant to a transaction entered into with the Corporation) is not tradable on a national securities exchange, the National Association of Securities Dealers, Inc. Automated Quotation System (collectively, “NASDAQ”), or the Over The Counter Bulletin Board on or prior to March 31, 2006, the Exercise Price relating to this Warrant shall be reduced to $1.375 per share. Thereafter, the Exercise Price shall be reduced an additional $0.50 per share on the last business day of each successive month that the Common Stock (or such securities received in exchange) is not then publicly tradable in a manner provided above. In the event the Corporation fails to file a registration statement covering the shares of common stock sold in the Offering (including shares of Common Stock issuable upon exercise of this Warrant) within 60 days of the date its common stock (or any securities received in exchange for such common stock) becomes publicly tradable in a manner provided above, the Exercise Price relating to this Warrant shall be reduced $0.50 per share on the final day of each successive month that the Corporation fails to file such registration statement. Notwithstanding the foregoing, in no event shall the Exercise Price of this Warrant be less than $0.75 per share as a result of the aforementioned adjustments. In the event the Exercise Price applicable to this Warrant is otherwise adjusted pursuant to the other provisions of Section 4(a), the Exercise Price and any reduction thereto pursuant to this Section 4(c) shall be appropriately adjusted to reflect such prior adjustments.

(d)  Number of Shares Issuable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Exercise Price, the number of Shares, calculated to the nearest full Share, equal to the quotient of (i) the product of (A) the number of Shares issuable under this Warrant (as then adjusted pursuant hereto prior to the current adjustment), multiplied by (B) the Exercise Price in effect prior to such adjustment, divided by (ii) the adjusted Exercise Price.

(e)  Notice of Adjustment. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares of Common Stock issuable upon the exercise of the Warrant, then, and in each such case, the Corporation shall within 30 days thereafter give written notice thereof, by first-class mail, postage prepaid, addressed to each Holder as shown on the books of the Corporation. Any such notice shall state the adjusted Exercise Price and adjusted number of Shares issuable upon the exercise of the Warrant, and shall set forth in reasonable detail the methods of calculation of such adjustments and the facts upon which such calculations were based.

(f)  Effect of Reorganization, Reclassification or Merger. If at any time while this Warrant is outstanding there should be (i) any reorganization of the Corporation’s capital stock (other than splits or combinations of Common Stock contemplated by and provided for in Section 4(a)), (ii) any consolidation or merger of the Corporation with another corporation, limited liability Corporation, partnership or other business entity, or any sale, conveyance, lease or other transfer by the Corporation of all or substantially all of its property to any other corporation, limited liability Corporation, partnership or other business entity, which is effected in such a manner that the holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, or (iii) any dividend or any other distribution upon any class of the Corporation’s capital stock payable in capital stock of a different class, other securities of the Corporation, or other Corporation property (other than cash), then, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares of stock or other securities or property of the Corporation or of the successor entity resulting from a consolidation or merger, or of the entity to which the property of the Corporation has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer, if this Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer. In any such case, appropriate adjustments (as determined by the Corporation’s board of directors, in their discretion) shall be made in the application of the provisions of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrant as if the Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, such consolidation, merger, sale, conveyance, lease or other transfer and the Holder had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger.

5.  No Rights as Shareholder. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Corporation.

6.  Registration. The Corporation will use its reasonable best efforts to file a registration statement covering the resale of the shares of the Corporation’s Common Stock issuable upon exercise of this Warrant within 60 days following such date that the Corporation is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will use its reasonable best efforts to cause the registration statement to become effective within 90 days following such filing date.

The Holder hereby agrees that for a period of 180 days after the consummation of the Corporation’s initial public offering (the “IPO Date”), if any, the Holder will not, directly or indirectly, offer to sell, hypothecate, contract to sell, grant any option to purchase, pledge or otherwise dispose of, any shares of Common Stock issued upon exercise of this Warrant beneficially owned by the undersigned on the IPO Date. The undersigned also agrees and consents to the entry of stop transfer instructions with the Corporation’s transfer agent and registrar against the transfer of such shares except in compliance with the foregoing restrictions. This agreement is irrevocable and will be binding on the undersigned and the undersigned’s successors, heirs, personal representative and assigns.

7.  Loss or Mutilation. Upon receipt by the Corporation from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to the Corporation, and in case of mutilation upon surrender and cancellation hereof, the Corporation will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, however, in the case of mutilation no indemnity shall be required if this Warrant in identifiable form is surrendered to the Corporation for cancellation.

8.  Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California without regard to its conflicts-of-law provisions.

9.  Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Corporation agrees in writing and has obtained the written consent of the Holder.

10.    Successors and Assigns. All the terms and conditions of this Warrant shall be binding upon and inure to the benefit of the permitted successors and assigns of the Corporation and Holder.

11.    Headings and References. The headings of this Warrant are for convenience only and shall not affect the interpretation of this Warrant. Unless the context indicates otherwise, all references herein to Sections are references to Sections of this Warrant.

12.     Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing. Notices sent to the Holder shall be mailed, hand delivered or faxed and confirmed to the Holder at his, her or its address set forth in the Corporation’s records. Notices sent to the Corporation shall be mailed, hand delivered or faxed and confirmed to PureDepth, Inc., c/o Fred Angelopoulos, 303 Twin Dolphin Drive, 6th Floor, Redwood City, California 94065, or to such other address as the Corporation or the Holder shall notify the other as provided in this Section.

13.     Counterparts. This warrant may be executed by the Corporation and attested to in counterparts.

Signature Page Follows

EXHIBIT 4.1

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed by its duly authorized officer on the date first set forth above.

PUREDEPTH, INC.:

By:
Fred Angelopoulos Its President

Signature Page
PureDepth, Inc. Warrant No. «WarrantNo»

SUBSCRIPTION FORM

(To be signed only upon exercise of Warrant)

THE UNDERSIGNED, the holder of the Warrant referenced below, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _______________________________ shares of common stock of PureDepth, Inc. (the “Shares”) to which such Warrant relates, herewith makes payment of $_____________________ therefor in cash, certified check, or bank draft, and hereby requests that a certificate evidencing the Shares be delivered to _______________________________________, the address of whom is set forth below the signature of the undersigned:

Dated:
(Signature)

(Printed Name)

(Address)

(Address)

Warrant No.«WarrantNo», dated March 1, 2006 (the “Warrant”)

ASSIGNMENT FORM

(To be signed only upon authorized transfer of Warrant)
FOR VALUE RECEIVED, the undersigned hereby sells, assigns, transfers and conveys unto _________________________________ the right to purchase shares of common stock of PureDepth, Inc. (the “Corporation”) to which the Warrant referenced below relates, and hereby appoints _________________________________ as his, her or its attorney to transfer said right on the books of the Corporation with full power of substitution in the premises.

Dated:
(Signature)

(Printed Name)

(Address)

(Address)

Warrant No.«WarrantNo», dated March 1, 2006 (the “Warrant”)